Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$111,568	$96,797	$300,463	$263,451
Cost of operations	41,965	34,225	117,759	97,120
Sales and marketing	26,265	26,021	80,623	76,068
General and administrative	15,961	14,774	45,826	42,465
Depreciation and amortization	6,988	7,056	20,729	20,815
Interest income	834	2,616	2,733	8,419
Impairment of auction rate securities	—	—	—	27,406

Income from continuing operations before income tax provision	21,223	17,337	38,259	7,996
Income tax provision	8,622	7,375	15,469	15,308

Income (loss) from continuing operations	12,601	9,962	22,790	(7,312)
Income (loss) from discontinued operations, net of tax	190	804	(5,100)	1,095

Net income (loss)	$12,791	$10,766	$17,690	$(6,217)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.22	$0.17	$0.39	$(0.13)
Income (loss) from discontinued operations	0.00	0.02	(0.09)	0.02

Net income (loss)	$0.22	$0.19	$0.30	$(0.11)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.21	$0.17	$0.39	$(0.13)
Income (loss) from discontinued operations	0.00	0.01	(0.09)	0.02

Net income (loss)	$0.21	$0.18	$0.30	$(0.11)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,777	57,770	57,676	57,699

Diluted	58,844	59,111	58,445	57,699

WEBMD HEALTH CORP.
CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue
Public portal advertising and sponsorship	$89,414	$74,658	$232,695	$197,523
Private portal services	22,154	22,139	67,768	65,928

	$111,568	$96,797	$300,463	$263,451

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$33,123	$25,467	$75,029	$60,191

Adjusted EBITDA per basic common share	$0.57	$0.44	$1.30	$1.04

Adjusted EBITDA per diluted common share	$0.56	$0.43	$1.28	$1.04

Interest, taxes, non-cash and other items (b)
Interest income	834	2,616	2,733	8,419
Depreciation and amortization	(6,988)	(7,056)	(20,729)	(20,815)
Non-cash advertising	—	(178)	(1,753)	(1,736)
Non-cash stock-based compensation	(5,746)	(3,512)	(17,021)	(10,657)
Impairment of auction rate securities	—	—	—	(27,406)
Income tax provision	(8,622)	(7,375)	(15,469)	(15,308)

Income (loss) from continuing operations	12,601	9,962	22,790	(7,312)
Income (loss) from discontinued operations, net of tax	190	804	(5,100)	1,095

Net income (loss)	$12,791	$10,766	$17,690	$(6,217)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.22	$0.17	$0.39	$(0.13)
Income (loss) from discontinued operations	0.00	0.02	(0.09)	0.02

Net income (loss)	$0.22	$0.19	$0.30	$(0.11)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.21	$0.17	$0.39	$(0.13)
Income (loss) from discontinued operations	0.00	0.01	(0.09)	0.02

Net income (loss)	$0.21	$0.18	$0.30	$(0.11)

Weighted-average shares outstanding used in computing per share amounts:
Basic	57,777	57,770	57,676	57,699

Diluted	58,844	59,111	58,445	57,699

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income (loss)

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$275,250	$191,659
Accounts receivable, net	87,072	93,082
Current portion of prepaid advertising	—	1,753
Other current assets	9,286	11,358
Assets of discontinued operations	—	12,575

Total current assets	371,608	310,427

Investments	126,564	133,563
Property and equipment, net	52,286	54,165
Goodwill	208,967	208,967
Intangible assets, net	21,416	26,237
Other assets	13,259	22,573

	$794,100	$755,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$31,760	$31,241
Deferred revenue	83,861	79,613
Due to HLTH	1,378	427
Liabilities of discontinued operations	—	2,599

Total current liabilities	116,999	113,880

Other long-term liabilities	7,539	8,334

Stockholders’ equity	669,562	633,718

	$794,100	$755,932

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$17,690	$(6,217)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	5,100	(1,095)
Depreciation and amortization	20,729	20,815
Non-cash advertising	1,753	1,736
Non-cash stock-based compensation	17,021	10,657
Deferred and other income taxes	14,835	14,977
Impairment of auction rate securities	—	27,406
Changes in operating assets and liabilities:
Accounts receivable	6,010	6,275
Other assets	(587)	(2,651)
Accrued expenses and other long-term liabilities	(276)	(286)
Due to HLTH	951	563
Deferred revenue	4,248	5,367

Net cash provided by continuing operations	87,474	77,547
Net cash provided by discontinued operations	728	3,205

Net cash provided by operating activities	88,202	80,752

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	1,800	43,300
Purchases of available-for-sale securities	—	(127,900)
Purchases of property and equipment	(14,131)	(15,014)
Cash received from sale of businesses, net of fees	2,840	1,133

Net cash used in continuing operations	(9,491)	(98,481)
Net cash used in discontinued operations	(8)	(40)

Net cash used in investing activities	(9,499)	(98,521)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,823	3,453
Tax benefit on stock-based awards	65	315

Net cash provided by financing activities	4,888	3,768

Net increase (decrease) in cash and cash equivalents	83,591	(14,001)

Cash and cash equivalents at beginning of period	191,659	213,753

Cash and cash equivalents at end of period	$275,250	$199,752